EXHIBIT E

      FORMS OF LETTERS FROM THE COMPANY TO SHAREHOLDERS IN CONNECTION WITH
                         ACCEPTANCE OF OFFERS OF TENDER


THE FOLLOWING LETTERS ARE BEING SENT TO SHAREHOLDERS IF THEY TENDERED ALL OF THEIR SHARES IN THE SERIES OF THE COMPANY SPECIFIED IN THEIR NOTICE OF INTENT TO TENDER.

                                                              [October 27, 2006]

Dear Shareholder:

         Citigroup Alternative Investments Trust (the "Company") has received and accepted for purchase your tender of all of your Shares of Citigroup Alternative Investments Tax Advantaged Short Term Fund (the "Series") of the Company.

         Because you have tendered and the Company has purchased your entire investment in such Series, you have been issued a global, non-certificated note (the "Note") entitling you to receive payment in an amount equal to the unaudited net asset value of your Shares of such Series as of November 30, 2006, in accordance with the terms of the tender offer. The Note is being held for you in global form by the Series' Custodian. Any cash payment in settlement of the Note will be wire transferred to that account no later than December 30, 2006, unless the valuation date of such Shares has changed.

         Should you have any questions, please feel free to contact CAI Investing Services, the Company's agent for this purpose, at (212) 783-1031. You may also direct questions to your financial advisor.

                                         Sincerely,

                                         Citigroup Alternative Investments Trust

                                                     [December 30, 2006]

Dear Shareholder:

         Enclosed is a statement showing our purchase of all of your Shares of Citigroup Alternative Investments Tax Advantaged Short Term Fund (the "Series") of Citigroup Alternative Investments Trust (the "Company").

         Because you have tendered and the Company has purchased your entire investment in such Series, you have been paid an amount equal to the unaudited net asset value of your Shares of such Series as of November 30, 2006 in accordance with the terms of the tender offer. A cash payment in this amount has been wire transferred to the account with your authorized placement agent designated by you in your Notice of Intent to Tender. This is in full settlement of the Note previously issued to that account in respect of your tender.

         Should you have any questions (or wish to request a copy of your canceled Note), please feel free to contact CAI Investing Services, the Company's agent for this purpose, at (212) 783-1031. You may also direct questions to your financial advisor.

                                         Sincerely,

                                         Citigroup Alternative Investments Trust




Enclosure

THE FOLLOWING LETTERS ARE BEING SENT TO SHAREHOLDERS IF THEY TENDERED A PORTION OF THEIR SHARES OF THE SERIES OF THE COMPANY SPECIFIED IN THEIR NOTICE OF INTENT TO TENDER.


                                                     [October 27, 2006]

Dear Shareholder:

         Citigroup Alternative Investments Trust (the "Company") has received and accepted for purchase your tender of a portion of your Shares of the Citigroup Alternative Investments Tax Advantaged Short Term Fund Series of the Company specified in your Notice of Intent to Tender.

         Because you have tendered and the Company has purchased a portion of your investment in such Series, you have been issued a global, non-certificated note (the "Note"). The Note entitles you to receive payment in an amount equal to the purchase price of your Shares accepted for purchase. In accordance with the terms of the tender offer, such purchase price is expected to be based on the unaudited net asset value of the relevant Series as of November 30, 2006. The Note is being held for you in global form by the Series' Custodian. Any cash payment in settlement of the Note will be wire transferred to that account no later than December 30, 2006, unless the valuation date as to the relevant Series has changed, and provided that your account retains the required minimum Series account balance, all in accordance with the terms of the tender offer.

         You remain a Shareholder of the Company with respect to the portion of your Shares that you did not tender.

         Should you have any questions (or wish to request a copy of your Note), please feel free to contact CAI Investing Services, the Company's agent for this purpose, at (212) 783-1031. You may also direct questions to your financial advisor.

                                         Sincerely,

                                         Citigroup Alternative Investments Trust

                                                     [December 30, 2006]

Dear Shareholder:

         Enclosed is a statement showing our purchase of a portion of your Shares of Citigroup Alternative Investments Tax Advantaged Short Term Fund (the "Series") of Citigroup Alternative Investments Trust (the "Company").

         Because you have tendered and the Company has purchased a portion of your investment in such Series, you have been paid an amount equal to the value of the purchased Shares based on the unaudited net asset value of the relevant Series as of November 30, 2006, in accordance with the terms of the tender offer. A cash payment in this amount has been wire transferred to the account with your authorized placement agent designated by you in your Notice of Intent to Tender. This is in full settlement of the promissory note previously issued to that account in respect of your tender.

         You remain a Shareholder of the Company with respect to the portion of your Shares that you did not tender.

         Should you have any questions (or wish to request a copy of your canceled Note), please feel free to contact CAI Investing Services, the Company's agent for this purpose, at (212) 783-1031. You may also direct questions to your financial advisor.

                                         Sincerely,

                                         Citigroup Alternative Investments Trust




Enclosure